Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ernest Ong, the Chief Executive Officer of TechMedia Advertising, Inc., and Willie Lian, the Chief Financial Officer of TechMedia Advertising, Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of TechMedia Advertising, Inc., for the quarterly period ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of TechMedia Advertising, Inc.

Date: February 14, 2019

/s/ Ernest Ong
Ernest Ong
President, Chief Executive Officer and Director (Principal
Executive Officer)

/s/ Willie Lian
Willie Lian
Chief Financial Officer and Director (Principal Financial
Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to TechMedia Advertising, Inc. and will be retained by TechMedia Advertising, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.